Exhibit 10.10

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made this __th day of July, 2006, by and between James F. McGee and Linda P. McGee, husband and wife, (collectively, the "Sellers") and AIMS Worldwide, Inc., a Nevada corporation (the "Purchaser") and provides as follows.

RECITALS:

A.

Sellers are the owners of all the common stock of Target America Inc., a Virginia corporation (the "Company").

B.

Purchaser desires to purchase, and Sellers desire to sell, 1,000 shares of the aforementioned stock of the Company (the "Shares"), which comprise all the capital stock of the Company upon the terms and provisions set forth in this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements, covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Sellers and Purchaser agree as follows:

1.

Purchase and Sale of Shares.

(a)

Share Price.  Sellers agree to sell, and Purchaser agrees to buy, the Shares of the Company, which consist of 1,000 shares of common stock, par value $0.01 per share, for a price equal to $2,000.00 per Share (the "Share Price"). Accordingly, Purchaser shall pay to the Sellers an aggregate purchase price equal to TWO MILLION DOLLARS ($2,000,000.00) (the "Purchase Price"), payable as follows:

(i)

$550,000 in cash or certified funds less the $50,000 previously paid to Seller for a net cash payment at Closing of $500,000 on the Closing Date (defined below);

(ii)

$250,000.00 in restricted common shares of the of Purchaser; the number of shares to be delivered to Sellers at Closing shall be determined by dividing $250,000.00 by ninety-cents ($0.90);

(iii)

$1,200,000, plus interest at a rate of 6%, in cash or certified funds within six (6) months of the Closing Date.  Purchaser shall execute a promissory note in the face amount of $1,200,000 and bearing interest at the annual rate of 6% substantially in the form of Exhibit A attached hereto and made a part hereof by this reference (the “Note”).  Said Note shall be dated as of and bear interest from the Closing Date.  Said Note shall be secured by 600 of the Shares as provided in that certain Pledge Agreement, substantially in the form of Exhibit B attached hereto and made a part hereof by this reference to be executed at Closing by Purchaser.  Said Pledge Agreement shall provide the sole remedy for default by Purchaser in payment of the Note.  In the event Purchaser defaults on the Note for non-payment thereof, Seller shall have and is hereby granted the option to re-purchase the remaining 400 Shares from Purchaser for a purchase price of $550,000 cash plus the Purchaser shares transferred to Seller at Closing as partial payment of the Purchase Price.  Said option to repurchase said remaining 400 shares shall expire on the earlier of full satisfaction of the Note or 120 days after the date of default in payment of the Note.  Said 400 Shares shall be held by Seller’s attorney until the option to repurchase said Shares expires (or is earlier exercised by Seller).  In addition to the above provisions of this paragraph 1(a)(iii), Purchaser shall not sell, transfer, pledge as security (other than as provided in this Agreement), mortgage or otherwise encumber said Shares and to secure such obligation Seller is hereby granted a first lien on (i) the 600 shares subject to the Pledge Agreement until full satisfaction of the Note and (ii) the remaining 400 shares until expiration of the Seller’s option to repurchase said 400 shares, which option arises only if Purchaser defaults on payment of the Note.  Notwithstanding any other provision of this paragraph 1, Seller may elect at its sole option to receive payment of all or a portion of the amount due Seller under the Note in the form of Purchaser restricted common shares.  The number of Purchaser shares to be transferred to Seller in satisfaction of amounts due under the Note shall be equal to (1) the portion of the amount due under the Note elected by Seller to be paid with Purchaser shares divided by (2) the then current average per share closing “ask” price as reported by Bloomberg for the Purchaser shares for the five (5) trading days preceding the due date of the Note.

(iv)

All of the Shares are to be conveyed to Purchaser at Closing, subject to the provisions of paragraph 1(a)(iii) above.

(v)

Purchaser agrees to contribute $200,000 to the paid-in capital of Company on the Closing Date immediately after Closing is completed.

(b)

Incentive Purchase Price.

(i) The Sellers shall have the right to be paid up to an additional aggregate $800,000.00 (“Incentive Performance Purchase Price”) in restricted common shares of the Purchaser,the number of shares of which shall be determined by dividing the Incentive Performance Purchase Price amount for the applicable Incentive Performance Period (defined below), by an amount equal to the average per share closing “ask” price of the Company shares, reported by Bloomberg, for the five (5) trading days preceding the end of applicable Incentive Performance Period. The Incentive Performance Periods shall be the period from the Closing Date through December 31, 2006 (“2006”) and the calendar years 2007 and 2008. The end of each Incentive Performance Period shall be December 31. The Incentive Performance Purchase Price amount available to be earned in each of the three Incentive Bonus Periods is as follows: for (x) 2006 - $200,000.00, (y) 2007 - $200,000.00 and (z) 2008 - $400,000.00. The calculation of the amount of Incentive Bonus to which Sellers are entitled for a particular Incentive Bonus Period shall be determined as provided in section 1(b)(ii) below.  Notwithstanding any other provision of this Agreement, the number of shares issuable to Sellers pursuant to section 1(b) hereof shall be rounded to the nearest whole number of shares.

(ii)  The Incentive Bonus for each Incentive Bonus Period shall be determined based upon a forecast of the Company’s earnings (net income) before income taxes, depreciation and amortization (EBITDA), determined in accordance with generally accepted accounting principles (“GAAP”) consistently applied (the “Forecast”) for such Incentive Bonus Period.  The Forecast shall be prepared by the Company and shall be submitted (after approval of the Company CEO) to the Purchaser’s Board of Directors for approval.  Upon approval of the Forecast by the Company CEO and the Purchaser’s Board of Directors, the Forecast shall be used as the basis for computing any Incentive Bonus due Seller’s for an Incentive Bonus Period. The Incentive Bonus for an Incentive Bonus Period shall be calculated as follows.

If 85% or more of the Forecast for a particular Incentive Bonus Period is achieved, then Sellers shall be entitled to the Incentive Purchase Price amount for such Incentive Bonus Period.  For example, if the Company’s EBITDA of the period ending December 31, 2006 is 85% or more of the Forecast for such period, the Seller’s would issued that number of shares of restricted common stock of the Purchase equal to paid $200,000.00 divided by the average per share closing “ask” price of said shares, reported by Bloomberg, for the five (5) trading days preceding December 31, 2006; if the Company’s EBITDA for such period is less than 85% of the Forecast for such period, the Sellers would not be entitled to receive any Incentive Bonus for such period.

(iii)  The calculation of any Incentive Bonus earned for an Incentive Bonus Period shall be made within 10 business days of issuance by the Purchaser of the Purchaser’s consolidated audited financial statements for the Incentive Bonus Period, which includes the Company’s financial activity.  Any shares due Sellers as a result if said calculation shall be issued within 30 business days of the calculation being made.

2.

Representations and Warranties of Sellers.  Sellers, jointly and severally, represent and warrant to Purchaser as follows:

(a)

Organization and Standing of Company.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Virginia, with full power and authority to own its properties and to carry on the businesses presently conducted by it. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business or the character and location of its properties makes qualification necessary. True, accurate, and complete copies of the Company's minute and stock books have been provided to the Purchaser on or before the date hereof.

(b)

Stock of Company.  Pursuant to its Articles of Incorporation, as amended, the Company is authorized to issue 1,000 shares of common stock, par value $0.01 per share. 1,000 shares of Company stock are issued and outstanding, fully paid, and non-assessable. There are no other authorized or outstanding equity securities of the Company of any class, kind, or character. There are no outstanding subscriptions, options, warrants, or other agreements or commitments obligating the Company to issue additional shares of its capital stock of any class, or any securities convertible into any shares of stock of any class.

(c)

Directors and Officers of the Company.  The names of all directors and officers of the Company are as follows:

Name

Title

James F. McGee

Director, President and CEO

Linda P. McGee

Director

(d)

Stockholders of Company.  The following persons are the sole legal and beneficial owners of all of the issued and outstanding shares of capital stock of the Company and own the following shares:

Name

Number of Shares

James F. McGee

500

Linda P. McGee

500

Subject to the provisions of Article I hereof, the Shares are, and will be transferred to Purchaser on the Closing Date, free and clear of all liens, encumbrances, pledges, and claims of any type whatsoever. Sellers have and shall have on the Closing Date the full right to transfer, assign, and deliver the Shares to Purchaser. Upon the closing of the transactions contemplated herein, the Purchaser collectively shall own 100 percent of the authorized and issued common stock of the Company, which is all of the capital stock issued by the Company.

(e)

Subsidiaries of Company.  The Company has no subsidiaries.

(f)

Financial Condition of Company.  Sellers have delivered to Purchaser true and complete copies of the Company's income tax returns, filed by the Company for the taxable years ending December 31, 2002 and December 31, 2003 and December 31, 2004 and December 31, 2005 (the "Tax Returns"), and audited financial statements for the Company's fiscal years ending December 31, 2004, December 31, 2005 and un-audited financial statements for the period ending June 30, 2006 (“the most recent financial statements”) which financial statements were prepared in accordance with generally accepted accounting principles applied in a consistent basis throughout the periods involved (the "Financial Statements"). The Tax Returns and Financial Statements fairly present the financial condition of the Company for the respective periods indicated, and present true and complete statements of the assets and liabilities (whether accrued, absolute, contingent, or otherwise) of the Company as at the beginning and end of such respective periods. Subsequent to December 31, 2005 neither the Sellers nor the Company has engaged in any transaction(s) outside the ordinary course of business, including, without limitation, the declaration and payment of any dividends, or the payment of any bonuses to shareholder employees over and above base annual salaries or in excess of bonus amounts payable under any written bonus arrangement entered into or for the benefit of any employee prior to January 1, 2006.  Notwithstanding any other provision of this Agreement, Sellers represent and warrant that Company shall and will not at the Closing Date have trade debts (incurred only in the ordinary course of business) in excess of $65,000.00 plus the amount of trade debt payable to MKTG Services, Inc. on the Closing Date (the “Allowable Trade Debt”).  In the event  trade debt on the Closing Date exceeds the Allowable Trade Debt, such excess shall be an offset, dollar for dollar, against the Note referenced in paragraph 1 above.

(g)

Absence of Undisclosed Liabilities of Company.  Except as and to the extent reflected or reserved against in the Financial Statements or disclosed in Schedule C hereto (the Disclosure Schedule), the Company has no other liabilities or obligations of any nature, whether absolute, accrued, contingent, or otherwise and whether due or to become due. Neither Seller knows or has any reasonable ground to know of any basis for an assertion against the Company as of the date of this Agreement, of any liability of any nature or in any amount not fully reflected or reserved against in the Financial Statements.

(h)

Absence of Certain Changes to Company.  Since December 31, 2005,  there has not been any change in the condition (financial or otherwise), assets, liabilities, or business of the Company as reflected in the Financial Statements of the Company dated as of December 31, 2005, other than changes in the ordinary course of business, none of which has been adverse.

(i)

Assets of Company.  The Company has good, marketable, and indefeasible title to all its assets. The Company's tangible personal property is in good working order and condition, ordinary wear and tear excepted, and is suitable for use in the business of the Company.

(j)

Obligations of Company.  The Company has in all respects performed all obligations required to be performed by it and is not in default or violation of any agreements, leases, or other documents or orders, writs, or decrees of any court, agency, or other instrumentality, to which it is a party or by which it is bound.

(k)

Litigation.  There is no litigation, proceeding, or investigation pending, or to the knowledge of the Sellers threatened against the Company or against the Sellers, which: (i) might result in any adverse change in the Company's business, financial condition, or assets; (ii) challenges the Sellers' ownership of the Shares; or (iii) challenges the validity of any action taken or to be taken by the Sellers pursuant to or in connection with any provisions of this Agreement. The Sellers do not know or have any reasonable ground to know of any basis for any such litigation, proceeding, or investigation. There is no litigation of any type filed against the Company.

(l)

Governmental Regulation of Company.  The Company has all consents, approvals, licenses, permits, zoning approvals, conditional use permits, utility service agreements, environmental permits, and final certificates of occupancy (the "Permits") of any level of government or any board, agency, department, or official that are necessary for the lawful conduct of its business. The Company complies in all respects with all applicable federal, state, city, or county laws, ordinances, or regulations applicable to its business, including without limitation all zoning laws, building codes, use regulations, plans of development, and environmental laws, and no expenditures, capital or otherwise, are needed to be in such compliance. There are no judgments or injunctions, pending or threatened, that relate to, limit, or affect the Company's business. All Permits that the Company is required to obtain and keep in force for the continued lawful operation of its business will not be suspended, revoked, or otherwise adversely affected by the transactions contemplated by this Agreement. The Sellers have not received any notice nor do the Sellers have any knowledge that any of the Permits issued to the Company have been canceled, withdrawn, or modified or that any such action is contemplated or threatened by any person, entity, governmental body or board, agency, department, or official thereof.

(m)

Company Contracts and Intellectual Property.  Schedule A attached hereto sets forth a true and accurate list of all contracts to which the Company is a party, whether oral or written (the "Contracts"). All of the Contracts are in full force and effect. Schedule B attached hereto sets forth a true and accurate list of all proprietary intellectual property owned by the Company and none of said intellectual property infringes any other company or persons rights.

(n)

Company Taxes.  The Company has filed accurately and in correct form all tax returns required by law, and all franchise, Social Security, withholding, real and personal property tax, sales and use tax, and all other returns that are required to be filed. The Company has paid all taxes required to be paid by it. No audit of any taxing authority (including without limitation, the Internal Revenue Service) is currently being conducted, nor is any such audit pending or threatened with respect to the Company.

(o)

Corporate Loans.  The Company does not have any loans or other obligations payable to any of its officers, directors, employees, or stockholders except as set forth in the Financial Statements. None of the Company's officers, directors, employees, or stockholders has any loans or any other obligations payable to the Company, except as set forth in the Financial Statements.

(p)

Retirement Plan.  The only employee benefit plan or arrangement under which or to which the Company has contributed to or for the benefit of its employees since the Company's incorporation is a Simple SEP (the "Plan"). The Plan has been, and up to the Closing Date shall continue to be, maintained in compliance with the Employee Retirement Income Security Act of 1974 (ERISA), as amended, the Internal Revenue Code (I.R.C.), all federal and state laws, and all regulations and rulings issued by government agencies responsible for the administration or enforcement of one or more such laws. There is no matter, including without limitation any matter involving the administration and operation of the Plan, which would cause any of the Plan not to be in compliance with the applicable provisions of any such laws, regulations, or rulings or impose any liability upon the Company with respect to the Plan. None of the Plan shall be amended or terminated before the Closing Date. Neither the Company nor any of the Plan nor any trustee or administrator of any of the Plan has engaged in a transaction in connection with which the Company could be subject to either a civil penalty or a tax imposed by applicable law. No "accumulated funding deficiency" or "reportable event," as those terms are defined under ERISA, has occurred with respect to any of the Plan. The Plan has at all times qualified as tax-exempt Plan under I.R.C. § 401, and as tax-exempt trust under I.R.C. § 501(a). Such Plan shall continue to so qualify up to the Closing Date.

(q)

[Reserved]

(r)

Validity.  This Agreement, when executed by each of the Sellers and Purchaser, shall constitute a legal, valid, and binding obligation of each of the Sellers and shall be enforceable by Purchaser in accordance with its terms, except as may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general or by general principles of law or equity.

(s)

Disclosure.  No representation or warranty by either Seller contained in this Agreement and no written statement furnished or to be furnished to Purchaser pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading or necessary in order to provide the Purchaser with proper and accurate information as to the Shares or the Company's financial condition or assets.

(t)

Sellers' Compliance.  The execution and delivery to Purchaser of this Agreement and the transactions contemplated hereby will not violate or cause a default or result in the acceleration of any obligations under any license, permit, authorization, grant, contract, note, deed of trust, agreement, lease, covenant, or other document or writ, decree, order, or regulation to which Sellers, or either of them, or the Company, is a party or bound.

(u)

Qualification.  All the foregoing representations and warranties are made by the Sellers to their best knowledge.

3.

Representations and Warranties of Purchaser.  Purchaser represents and warrants to Sellers that:

(a)

Organization and Standing.  Purchaser is a corporation duly organized and existing and in good standing under the laws of the State of Nevada.

(b)

Purchaser's Authority.  Purchaser has full power, in accordance with law, to execute and perform this Agreement, and such execution and performance does not conflict with any charter or bylaw provision of Purchaser or with any contract to which Purchaser is a party or to which it is subject.

(c)

Purchase for Investment.  Purchaser is acquiring the shares described herein for investment and not with a view to resale or distribution. Purchaser covenants not to take any action in connection with the purchase of the shares described herein that would cause the Sellers to be in violation of federal or state securities laws.

4.

Affirmative Covenants of Sellers.

4.1  General.

During the period from the date of this Agreement to the Closing Date, each of the Sellers shall cause the Company to:

(a)

Afford Purchaser or its representatives free access during normal business hours to inspect the assets of the Company and perform such investigations and tests as Purchaser deems necessary and to review the Company's records, files, books of account, and tax returns. In the event that the purchase and sale provided for herein should not be consummated, all information thus obtained shall be treated as confidential and all written material and copies thereof given to, or made by, Purchaser or its representatives shall be returned to the Company;

(b)

Conduct the Company's business in the same manner that it has heretofore been conducted, including without limitation paying all of its debts and performing all of its obligations in the normal course of business and maintaining the Company's books and the Company's relationship with its employees, customers, and other persons or entities.

4.2

Taxes.

The following provisions shall govern the allocation of responsibility as between the Company, on the one hand, and the Sellers, on the other, for certain tax matters following the Closing Date:

(a)

The Sellers shall prepare or cause to be prepared and file or cause to be filed, within the time and in the manner provided by law, all Tax Returns of the Company for all periods ending on or before the Closing Date that are due after the Closing Date.  The Sellers shall pay to the Company on or before the due date of such Tax Returns the amount of all Taxes shown as due on such Tax Returns to the extent that such Taxes are not reflected in the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on the Company's books and records as of the Closing Date.  Such Tax Returns shall be prepared and filed in accordance with applicable law and in a manner consistent with past practices and shall be subject to review and approval by Purchaser.  To the extent reasonably requested by the Sellers or required by law, Purchaser and the Company shall participate in the filing of any Tax Returns filed pursuant to this paragraph.  The Sellers agree that their obligation to file Tax Returns pursuant to this Section 4.2(a) shall include the obligation to file "short year" local, state and federal income Tax Returns for the period beginning January 1, 2006 and ending on the Closing Date as a result of the fact that following Closing the Company (i)  will become a member of Purchaser's consolidated reporting group for Tax purposes and (ii) will no longer file income Tax Returns as a separate and distinct entity.

(b)

[Reserved]

(c)

Purchaser and the Company on one hand and the Sellers on the other hand shall (i) cooperate fully, as reasonably requested, in connection with the preparation and filing of Tax  Returns pursuant to this Section 4.2 and any audit, litigation or other proceeding with respect to Taxes; (ii) make available to the other, as reasonably requested, all information, records or documents with respect to Tax matters pertinent to the Company for all periods ending prior to or including the Closing Date; and (ii) preserve information, records or documents relating to Tax matters pertinent to the Company that are in their possession or under their control until the expiration of any applicable statute of limitations or extensions thereof.

(d)

The Sellers shall timely pay all transfer, documentary, sales, use, stamp, registration and other Taxes and fees arising from or relating to the transactions contemplated by this Agreement, and the Sellers shall, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration, and other Taxes and fees.  If required by applicable law, Purchaser and the Company will join in the execution of any such Tax Returns and other documentation.

4.3

Company Audit for 2005.

  As of the date of this Agreement, Sellers have caused an audit of the Company’s financial statements to be prepared by a certified public accounting firm acceptable to Purchaser and Purchaser’s accounting firm for the calendar year 2005 in accordance with generally accepted accounting principles consistently applied.

5.

Negative Covenants of Sellers.  During the period from the date of this Agreement to the Closing Date, each of Sellers shall not permit or suffer the Company to do any of the following, unless Purchaser shall have given its consent in writing thereto:

(a)

Issue, authorize the issuance of, or sell or grant any option or right to purchase any of its stock, bonds, or other corporate securities;

(b)

Enter into any transaction, agreement, investment, guaranty, or other venture or extend, renew, or terminate any existing agreement, beyond the usual and ordinary course of business of the Company;

(c)

Incur any obligation or liability, absolute or contingent, other than current liabilities incurred in the ordinary and usual course of business of the Company;

(d)

Make or declare any dividends or distributions to any stockholders of the Company;

(e)

Enter into any written or oral employment contract with any employee of the Company; or

(f)

Change, amend, or modify the Company's Articles of Incorporation or Bylaws.

6.

Conditions to Obligations of Purchaser.  The obligations of Purchaser to complete the transactions provided for herein shall be subject, at its election, to the following conditions:

(a)

Purchaser shall have obtained financing for the Purchase Price on terms satisfactory to Purchaser, in its sole discretion, which financing must be actively and diligently pursued by Purchaser.

(b)

Sellers shall have performed all agreements required to be performed hereunder by any of them on or before the Closing Date.

(c)

All representations and warranties of each Seller contained in this Agreement shall be true and correct, on and as of the Closing Date in all respects as though made on and as of the Closing Date.

(d)

From January 1, 2006 to the Closing Date, there shall not have been any adverse change in the Company's financial condition, assets, liabilities, or business other than changes in the usual and ordinary course of business or any damage, destruction, liability or loss, whether or not covered by insurance, from any cause whatsoever including but not limited to fire, condemnation proceeding, accident, or act of God adversely affecting the Company's assets or business, or any part thereof.

(e)

On the Closing Date, no suit, action, or other proceeding shall be pending or threatened before any court or other governmental agency against Sellers, or either of them, or the Company in which damages or other relief in connection with the Company's business or in connection with this Agreement or the consummation of the transactions contemplated herein are sought.

(f)

On the Closing Date, Sellers shall deliver or cause to be delivered to Purchaser the following: (i) one or more stock certificates representing the Shares, which shall be duly endorsed in blank or accompanied by a stock power duly executed in blank in proper form to transfer; (ii) a written certificate from the Sellers addressed to Purchaser, in form and substance satisfactory to Purchaser in its sole discretion, certifying that the representations set forth in Section 2 above are true and correct and that the Sellers have complied in all respects with the provisions of Sections 4 and 5 hereof; (iii) an opinion of Sellers' counsel addressed to Purchaser, in form and substance satisfactory to Purchaser's counsel, dated as of the date of delivery; and (iv) such other documents as may reasonably be requested by Purchaser.

(g)

Execution by James McGee and the Company of the employment agreement substantially in the form of Schedule A attached referenced in paragraph 7(c) below.

7.

Conditions to Obligations of Sellers.  The obligations of Sellers to complete the transactions provided for herein shall be subject to the following conditions:

(a)

Purchaser shall have delivered to Sellers on the Closing Date cash or a certified check in the amount of the Purchase Price, subject to any adjustments described in Section 1 above.

(b)

[Reserved]

(c)

Delivery at Closing to James McGee of an employment agreement substantially in the form of Exhibit A attached with a term of three (3) years, a salary and other terms mutually satisfactory to James McGee and the Company. Said employment agreement shall contain reasonable non-compete, confidentiality, non-circumvention and assignment of inventions, discoveries and other intellectual property rights provisions in favor of the Purchaser.

8.

Covenant Not To Compete.  Each Seller covenants and agrees as follows:

(a)

Non-Compete.  For a period of five (5) years following the Closing Date (the "Restricted Period"), the Sellers shall not, without the prior written consent of Purchaser, directly or indirectly engage in or be interested in any corporation, firm, or other enterprise that is engaged in market research and marketing programs (including but not limited to commercial marketing programs and  governmental and non- profit fundraising programs) designed to identify and target high net worth individuals in the Restricted Area (defined below). The term "Restricted Area" shall mean and include North and South America, Europe, Asia, the Asian sub-continent, Africa and Australia, it being understood that the Purchaser’s business and activities, whether currently existing, anticipated or otherwise intended to be acquired through acquisition or merger of or with other companies, is or is intended to be international in scope and the Company intends to engage in its business and business activities worldwide. The Sellers agree the Restricted Period and the Restricted Area are reasonable under the circumstances and that this restrictive covenant will not materially prevent Sellers from earning a livelihood. The Sellers shall be deemed to be directly or indirectly interested in a corporation, firm, or other enterprise if they are involved in such enterprise as an owner, principal, agent, employee, partner, consultant, investor, stockholder, trustee, creditor, director, or officer in a role that would compete with the Company. The covenants contained herein shall not preclude the Sellers from becoming the holder of any stock or other ownership interest of a publicly-traded company provided they do not separately or in the aggregate directly or indirectly through a related party or affiliate acquire an ownership interest in excess of one (1) percent of such company.

(b)

Non-Circumvention.  During the Restricted Period, the Sellers shall not, directly or indirectly, call upon or contact any employee or other agent of the Company for the purpose of employing, contracting with, or seeking to employ or contract with such employee or other agent, or inducing such employee or other agent to discontinue employment or service with the Company.

(c)

Remedies.  A remedy at law for any breach or threatened breach of this Section will be inadequate by its nature. If any Seller violates or threatens to violate any of the provisions of this Section, Purchaser shall be entitled to injunctive relief against such Seller to enforce the provisions of this Section as well as any other remedies available at law or in equity and in addition to such other remedies Sellers shall pay liquidated damages of $1,000,000 to Purchaser.

(d)

Judicial Modification.  The geographical area, activity, and time period restrictions imposed upon each Seller are fair and reasonably required for the protection of Purchaser. However, if a court of competent jurisdiction shall refuse to enforce all of the separate covenants of this Section, then such unenforceable covenants shall be separated from the provisions hereof to the extent necessary to permit the remaining covenants to be enforced. In the event a court of competent jurisdiction determines that the geographical area, activity, or time period restrictions exceed whatever standards that the court deems enforceable, then such restrictions shall be reformed by such court and be applicable for such lesser geographical area, activity, or time period, as the case may be. The parties agree to be bound by such judicial modification with the same force and effect as if such modification were contained in this Section in the first instance.

9.

Indemnification.

(a)

Sellers, jointly and severally, agree to and do hereby indemnify and hold harmless Purchaser, with respect to any claims, losses, obligations, liabilities, costs and expenses, including reasonable attorney fees, incurred or accrued by reason of (i) any material misrepresentations or omissions by Sellers, or any of them, (ii) any patent, copyright or trademark infringement by the Sellers or the Company, whether actual or asserted, with respect to any of the intellectual property owned by the Company as of the Closing Date or (iii) provided there is a closing hereunder, any breach of any warranty, covenant, term, or condition by Sellers, or any of them, contained in this Agreement or any instrument executed pursuant to this Agreement.

(b)

Purchaser agrees to and does hereby indemnify and hold harmless Sellers, with respect to any claims, losses, obligations, liabilities, costs and expenses, including reasonable attorney fees, incurred or accrued by reason of (i) any material misrepresentations or omissions by Purchaser, or (ii) provided there is a closing hereunder, any breach of any warranty, covenant, term or condition by Purchaser contained in this Agreement or any instrument executed pursuant to this Agreement.

10.

Survival of Representations and Warranties.  All of the respective representations, warranties, covenants, agreements, and indemnifications of Sellers and each of them contained herein shall survive the Closing Date. The Purchaser’s obligations under section 1(b) above shall survive Closing.

11.

Closing.  The closing shall take place at the Law Offices of Max E. Miller, PC on or before July 28, 2006 or such other date as the parties mutually agree. The date, time, place, and actions fixed in accordance with the provisions of this Section are herein called the "Closing Date."

12.

Termination.  This Agreement may be terminated or canceled, with the attendant release of all liabilities or obligations hereunder between the parties, except the indemnification provided for in Section 9 above:

(a)

By mutual agreement of the parties at any time before the Closing Date; or

(b)

By Purchaser upon written notice to Sellers, if (i) any of the representations and warranties of Sellers or either of them contained herein shall prove to be inaccurate in any respect; (ii) any obligation to be performed by Sellers or either of them hereunder has not been performed during the period or at or before the time specified herein for such performance; or (iii) any condition to the obligation of Purchaser to complete the transaction provided for herein shall not have been satisfied or complied with by the Closing Date; or

(c)

By Sellers upon written notice to Purchaser, if (i) any of the representations and warranties of Purchaser contained herein shall prove to be inaccurate in any respect; (ii) any obligation to be performed by Purchaser hereunder has not been performed during the period or at or before the time specified herein for such performance; or (iii) any condition to the obligation of Sellers to complete the transaction provided for herein shall not have been satisfied or complied with by the Closing Date; or

(d)

By any party upon written notice to the other if the closing has not occurred by July 31, 2006.

13.

Expenses.  Sellers shall pay their own expenses and costs including, without limitation, their respective separate counsel fees in connection with this Agreement and the transactions contemplated hereby. Purchaser shall pay its expenses and costs including, without limitation, its separate counsel fees in connection with this Agreement and the transactions contemplated hereby.

14.

Assignment.  This Agreement may not be assigned by any party without the written consent of the remaining parties, such consent not to be unreasonably withheld.

15.

Additional Documents.  Sellers, jointly and severally, at any time and from time to time after the Closing Date, upon request of Purchaser, will do, execute, acknowledge, and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, and assurances as may be required to convey, transfer to, and vest in the Purchaser and protect the Purchaser's right, title, interest in, and enjoyment of, the Shares and the Company's assets and business.

16.

Effect of Agreement.  This Agreement sets forth the entire understanding of the parties and supersedes any and all prior agreements, arrangements, and understandings relating to the subject matter hereof. No representation, promise, inducement, or statement of intention has been made by any of the parties that is not embodied in this Agreement, and none of the parties shall be bound by, or be liable for, any alleged representation, promise, inducement, or statement of intention not embodied herein. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors, and assigns. The section headings in this Agreement are for convenience of reference only and do not in any way modify, interpret, or construe the intentions of the parties. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. When the context in which words are used in this Agreement indicates that such is the intent, words in the singular number shall include the plural and vice-versa, and words in a specific gender shall include all other genders.

17.

Governing Law.  This Agreement was made under the laws of the Commonwealth of Virginia, and for all purposes shall be construed and enforced in accordance with the substantive laws of Virginia.

18.

Notices.  Any notice, report, demand, waiver, or consent required or permitted hereunder shall be in writing and shall be given by prepaid certified mail, return receipt requested, addressed as follows:

(a)

If to Sellers:

James F. McGee

Target America, Inc.

10560 Main Street, Suite LL17-19

Fairfax, Virginia 22030

Linda P. McGee

6031 Erin Blair Loop

Haymarket, Virginia  22030

with a copy to:

Quentin R. Corrie

Birch Stewart Kolasch & Birch

8110 Gatehouse Rd., Ste 100E

Falls Church, VA 22042

(b)

If to Purchaser:

Gerald Garcia, President

AIMS Worldwide, Inc.

10400 Eaton Place, Suite 400

Fairfax, Virginia 22030

With a copy to :

Max Miller

Law Offices of Max E. Miller, PC

8110 Gatehouse Rd., Ste 100E

Falls Church, VA 22042

The date of any such notice and of mailing thereof shall be deemed to be the day of delivery. The address of any party may be changed for the purposes of notice by giving notice as provided above.

19.

Amendments.  This Agreement cannot be changed or terminated orally, and no waiver of compliance with any provisions or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the parties sought to be charged with such waiver or consent.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PURCHASER:

SELLERS:

AIMS Worldwide, Inc., a Nevada corporation

__________________________

James F. McGee

By: _________________________

Gerald Garcia, President

__________________________

Linda P. McGee

SCHEDULE A

CONTRACTS

Provided to Purchaser and made  part of the Due Diligence Package, which is in Purchaser’s possession.

SCHEDULE B

INTELLECTUAL PROPERTY OWNED

Provided to Purchaser and made  part of the Due Diligence Package, which is in Purchaser’s possession.

SCHEDULE C

DISCLOSURE SCHEDULE

Provided to Purchaser and made  part of the Due Diligence Package, which is in Purchaser’s possession.

Exhibit A

FORM OF EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this "Agreement") is made effective as of July ___,2006, by and between Target America, Inc., a Virginia corporation (the "Employer") and James F. McGee (the "Employee").

RECITALS:

A.

Employer is engaged in the business of conducting market research and marketing programs (including but not limited to commercial marketing programs and  governmental and non- profit fundraising programs) designed to identify and target high net worth individuals in North and South America, Europe, Asia, the Asian sub-continent, Africa and Australia (the "Business").

B.

Employer desires to employ Employee and Employee desires to be employed by Employer in the position of President and CEO.under the terms and conditions set forth herein.

AGREEMENT:

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

Term.  Unless earlier terminated pursuant to the terms and conditions of this Agreement, this Agreement shall remain in effect for an initial term of three (3) years, commencing on the date hereof and expiring on June 30, 2009 (the "Initial Term"). Upon expiration of the Initial Term, this Agreement may be renewed or extended only by the mutual written consent of the parties.

2.

Services.  Employer hereby employs the Employee as Chief Executive Officer (“CEO”) of the Company with all of the authority and duties associated with that office under Virginia corporate law, including but not limited to:

(a)

perform all duties incident to the position of CEO and to devote Employee's best efforts to render all such services and other services relating to the Business requested of Employee by the Board of Directors of Employer;

(b)

represent Employer and develop and enhance its reputation and goodwill, consistent with the directions and policies of the Board of Directors of Employer;

(c)

provide consulting services to AIMS Worldwide, Inc. on behalf of Employer

(d)

devote Employee's full productive time and attention to the performance of such services to the exclusion of any other business activities that conflict with Employee's services to Employer; provided, however, that Employee may make investments for Employee's personal account so long as they do not interfere with Employee's ability, in the opinion of Employer, to fulfill Employee's duties to Employer under this Agreement;

(e)

avoid involvement in any activity which, directly or indirectly, may adversely affect or interfere with the goodwill or business of Employer;

(f)

abide by all bylaws, policies, practices, procedures, or rules of Employer; and

(g)

perform any other duties or tasks that may be reasonably requested by Employer.

3.

Compensation.

(a)

Base Salary.  Employee shall be entitled to receive from Employer, as compensation for services rendered hereunder, a base annual salary of $132,000 per year, payable in equal monthly or more frequent periodic installments as may be the usual custom of Employer.

(b)

Bonus.  Employee may receive a bonus and other incentive compensation at such times and in such amounts as may be determined in writing by Employer in its sole discretion; provided, however, that the failure of Employer to award any such bonus and other incentive compensation, except as is specifically provided in Schedule A to this Agreement or unless otherwise provided in a separate written agreement signed by the Employer, shall not give rise to any claim against Employer.

(c)

 Stock Options.  Employee shall be entitled to receive and participate in AIMS incentive stock option plans as authorized and approved by AIMS Board of Directors from time to time pursuant to the terms, conditions, restrictions and stock option amount as may be approved by the Board of Directors.

(d)

Taxes and Similar Withholdings.  Employee understands and agrees that Employer shall deduct and withhold from any compensation payable to Employee all federal and state income taxes, FICA taxes, unemployment taxes, and similar payroll reductions as may be required by applicable law, as well as any voluntary payroll reductions authorized by Employee.

4.

Benefits and Reimbursement.

(a)

Insurance and Other Benefits.  During Term of this Agreement and any renewal or extension thereof, Employee shall be entitled to receive the employee benefits he was receiving from Employer prior to Employer’s acquisition by AIMS Worldwide, Inc. and to participate in any and all welfare and health benefit plans (including, without limitation, life insurance, health and medical, dental, and disability plans) and other employee benefit plans, including, without limitation, qualified pension plans, established by Employer from time to time, if any, for the benefit of all full-time employees of Employer. so long as such benefits meet or exceed the benefits in effect for Employee as of the date Employer was acquired by AIMS Worldwide, Inc. Employee shall be required to comply with all terms and conditions attendant to coverage by such plans and shall comply with, and be entitled to benefits only in accordance with, the terms and conditions of such plans as they may be amended from time to time. Nothing herein contained shall be construed to require Employer to establish or continue any particular benefit plan in discharge of its obligations under this Agreement.

(b)

Personal Leave.  Employee shall be entitled to five (5) weeks of paid personal leave each year, provided that Employee notifies Employer in writing of desired personal leave dates at least one month in advance of such dates, not more than two weeks is taken consecutively, except for illness and that the requested personal leave dates are approved by Employer. Personal leave benefits shall not accrue or accumulate from one calendar year to the next. Employee shall not receive additional compensation for unused personal leave dates.

(c)

Other  Employee shall be entitled to other benefits, programs and plans as may be adopted by the Company from time to time, including without limitation paid holiday leave.

(d)

Reimbursement of Expenses.  Employee shall occupy a position of high trust with Employer and shall be trusted to incur certain expenses on Employer's behalf that are both directly and necessarily (in the reasonable interpretation of the Employer) related to the performance of Employee's employment under this Agreement. To be entitled to reimbursement, Employee shall submit written evidence of such expenses to Employer within 30 days after incurring such expenses and a written explanation of the expenses.

5.

Confidential and Proprietary Information.  During the term of this Agreement, Employee will have access to and familiarity with the confidential and proprietary information of Employer, which is known only to the shareholders, officers or directors of Employer and those in a confidential relationship with Employer. Employee agrees that all information and know-how, whether or not in writing, of a private, secret, or confidential nature concerning Employer's business, financial condition, research, or other affairs (collectively, "Confidential Information") is and shall be the exclusive property of Employer. By way of illustration, but not limitation, Confidential Information may include computer source and object codes, programmer's notes and instructions, flow charts and user documentation, client/customer lists, processes, know-how, discoveries, improvements, inventions, methods, techniques, formulas, compositions, compounds, projects, developments, plans, strategies, forecasts, budgets, projections, research data, financial data, personnel data, copyrights, trademarks, patents, service marks, and other intellectual property. Employee shall not, whether during or after employment with Employer (and except as expressly authorized in writing by Employer, or unless compelled to disclose the Confidential Information by judicial or governmental authority) disclose any Confidential Information to any person or entity other than Employer, unless and until such Confidential Information has become public knowledge without fault of Employee. All written or other tangible material containing Confidential Information shall be delivered to Employer upon the earlier of a request by Employer or the termination or expiration of this Agreement. Employee further agrees to treat all confidential information and know-how of any affiliate, client, employee, customer, contractor, vendor, or supplier of Employer in the same manner as the Confidential Information.

6.

Independent Covenant Not to Disclose Employer's Trade Secrets.  In addition to any other covenant and obligation set forth in this Agreement, Employee hereby covenants and agrees to refrain from disclosing any confidential information to any third person or entity for so long as such confidential information is deemed to be a trade secret under the Virginia Uniform Trade Secrets Act.

7.

Inventions and Discoveries.

(a)

Any invention, discovery, process, formula, data, technique, know-how, modification, improvement, management report, internal report or memorandum, customer list, marketing plan, pricing policy, or other intellectual property right, whether or not patentable or copyrightable, which (i) Employee, either alone or with others, makes, discovers, devises, conceives, reduces to practice, or otherwise possesses while employed by Employer or for a period of one year following such employment, and (ii) directly or indirectly relates to or arises out of Employee's employment by Employer or the actual or anticipated business, products, technology, or services of Employer (individually an "Invention" and collectively the "Inventions"), shall be a work for hire and the sole property of Employer. Employee hereby assigns to the Company all rights, title, and interest Employee obtains in any and all Inventions under this Agreement.

(b)

Employee shall promptly disclose any Invention to Employer. Employee shall fully cooperate with Employer and its representatives in preparing, and shall execute, acknowledge, and deliver as directed by Employer, all proper instruments (including, but not limited to, specific assignments of title and applications for copyrights, trade names, trademarks, and patents) and perform such other acts as Employer may deem necessary or desirable to evidence or effect the provisions of this Section. In the event that Employer is unable, after reasonable effort, to secure Employee's signature on any instrument relating to an Invention, whether because of Employee's physical or mental incapacity or for any other reason whatsoever, Employee hereby irrevocably designates and appoints Employer and its duly authorized officers and representatives as Employee's agent and attorney-in-fact (which appointment is coupled with an interest and shall survive Employee's death or disability), to act for and on Employee's behalf to execute and file any such assignment and application, and to do all other lawfully permitted acts as Employer may deem necessary or desirable to evidence or effect the provisions of this Section.

8.

Covenant Not to Compete.

(a)

Employee recognizes and agrees that Employee possesses certain skills and expertise that, if used in competition with Employer or the Business, would be harmful and detrimental to the interests of Employer. Accordingly, Employee shall not for any reason compete with Employer or any affiliate of Employer or the Business, during the term of this Agreement or for a period of 5 years immediately following the expiration or termination of this Agreement for any reason (or no reason), whether by Employer or Employee, or otherwise (the "Post-Employment Period"), by directly or indirectly taking any of the following actions in any capacity whatsoever: owning, managing, operating, joining, or controlling (or participating in the ownership, management, operation, or control of) any corporation, association, partnership, limited liability company, sole proprietorship, or other business entity or enterprise that engages in market research and marketing programs (including but not limited to commercial marketing programs and  governmental and non- profit fundraising programs) designed to identify and target high net worth individuals  similar to the Business conducted by Employer or any other business conducted by any affiliate of Employer, or serving as an employee, consultant, agent, or representative of any such entity or enterprise, within any geographical area in which Employer or any of its affiliates conducts business.

(b)

Employee acknowledges that the restrictions stated herein are reasonable and necessary to protect the business interests of Employer. Nonetheless, Employee agrees that, in the event that a court of competent jurisdiction determines that the geographical area, scope of activity, or time period restrictions stated herein exceed whatever standards the court deems enforceable, then such restrictions may be reformed by such court and be applicable for such lesser geographical area, scope of activity, or time period as the court deems enforceable. The parties agree to be bound by such judicial modification with the same force and effect as if such modification were contained in the covenants in the first instance; provided, however, that a party may appeal the court's ruling on any issue to the appropriate appellate court or courts. Employee HEREBY EXPRESSLY WAIVES ALL CLAIMS AND DEFENSES THAT WOULD PREVENT OR RESTRICT A COURT FROM MODIFYING THE RESTRICTIONS AS SET FORTH HEREIN.

9.

Non-Solicitation of Employer's Clients.  In addition to any other covenant and obligation set forth in this Agreement, Employee hereby covenants and agrees that during the term of Employee's employment by Employer under this Agreement and during the Post-Employment Period, Employee shall not, directly or indirectly, solicit, induce, or attempt to induce any of Employer's Clients (as defined below) (i) to cease doing business in whole or in part with Employer, or (ii) to purchase from or contract with Employee directly or from any other firm, partnership, company, proprietorship, corporation, or other person or entity. For purposes of this Agreement, "Clients" shall mean, as of the date of termination of Employee's employment, any individual or business entity with whom Employer has negotiated or contracted or sold goods or services to, within the immediately preceding 12-month period. Employee acknowledges that a violation of this covenant with respect to such Clients shall constitute tortious interference with Employer's contractual relations with such Clients.

10.

Non-Solicitation of Employer's Employees.  In addition to any other covenant and obligation set forth in this Agreement, Employee hereby covenants and agrees that during the term of Employee's employment by Employer under this Agreement and during the Post-Employment Period, Employee shall not, directly or indirectly, employ, engage, or retain (or offer to employ, engage, or retain) the services of any officer, employee, consultant, or agent who was then or within the 12 months before the termination or expiration of Employee's employment with Employer employed or retained by Employer or induce, encourage, or solicit any such officer, employee, consultant, or agent to leave the employment or service of Employer.

11.

Return of Employer's Property.  On the termination or expiration of the Employee's employment for any reason (or no reason) or whenever requested by the Employer, Employee shall immediately deliver to Employer in good condition, except for ordinary wear and tear and damage resulting from causes beyond the control of Employee, all of the property of Employer in the Employee's possession or under Employee's control, including but not limited to, all equipment, books, records, files, materials, supplies, or correspondence.

12.

Loyalty and Fiduciary Duty.  Employee understands and agrees that, as an employee of Employer, he will serve in a position of high trust and confidence and will owe to Employer the duties of loyalty and such other duties as are applicable to a fiduciary.

13.

Remedies.

(a)

A remedy at law for any actual or threatened violation of any covenant or obligation under Sections 5 through 11 hereof will be inadequate by its nature. The obligations of Employee under Sections 5 through 11 hereof are of a special, unique, and extraordinary character, the actual or threatened violation of which will result in loss to Employer that may be largely unquantifiable but will nonetheless be real and irreparable. Accordingly, if Employee violates or threatens to violate any of the provisions of Sections 5 through 11 hereof, injunctive and other appropriate equitable remedies shall be available to Employer, in addition to and notwithstanding any other rights or remedies available under this Agreement, at law, or in equity.

(b)

If Employer substantially prevails in any action, suit, or other proceeding (whether brought in the form of a claim or counterclaim) to enforce any of the covenants or obligations contained in Sections 5 through 11 hereof or if a final judgment or order or a temporary order is entered enforcing any such covenants or obligations, Employee shall be obligated to pay all reasonable costs and expenses incurred by Employer in connection with such action, suit, or proceeding, including, without limitation, court costs and reasonable attorney fees, in addition to any other rights or remedies available to Employer under this Agreement, at law, or in equity.

14.

Survival of Covenants.  The agreements and covenants made by Employee in, and the obligations of Employee under, Sections 5 through 13 hereof shall survive the termination and expiration of both this Agreement and Employee's employment by Employer. Each such agreement and covenant by Employee shall be construed as being independent of the other provisions herein, and the existence of any claim or cause of action by Employee against Employer, whether under this Agreement or otherwise, shall not constitute a defense to the enforcement of any such covenant or agreement.

15.

Assignment.  Employer may freely assign its rights, duties, and obligations under this Agreement, in whole or in part, without notice to and without permission from Employee. Employee acknowledges and agrees that [his] [her] rights and obligations hereunder are personal, and accordingly, Employee may not assign any right, duty, or obligation under this Agreement, in whole or in part, to any third party without the prior written consent of Employer, which consent may be withheld in Employer's sole discretion.

16.

Termination.

(a)

Termination For Cause.  Employee may be terminated immediately for Cause by Employer upon written notice to Employee. "Cause" shall mean (i) the failure or neglect of Employee substantially to perform his duties hereunder after a demand for substantial performance is delivered to Employee, which notice identifies the manner in which Employer believes that Employee has not substantially performed [his] [her] duties; (ii) Employee continuing to engage in willful and serious misconduct that is injurious to Employer after a demand from Employer to cease such misconduct; (iii) Employee's conviction of a felony or other crime reasonably considered injurious to Employer or its reputation or Business; (iv) the willful and material breach by Employee of any of his obligations hereunder, or the willful and material breach by Employee of any written covenant or agreement with Employer not to disclose any information pertaining to Employer or not to compete or interfere with Employer; or (v) commission by Employee of an act involving moral turpitude, dishonesty, theft, disloyalty to Employer, or unethical business conduct.

(b)

Termination Without Cause by Employer.

(1)  Employee's employment by Employer hereunder shall be terminated automatically upon the occurrence of any of the following events: (i) the death of Employee; (ii) the voluntary or involuntary dissolution of Employer; or (iii) an adjudication of the Employee's insanity or incompetency, the appointment of a committee or guardian for the Employee as the result of the Employee's physical or mental incapacity; (iv) the imposition of any legal restriction that prevents Employee from performing employment services in accordance with this Agreement , or (v) the determination by Employer that Employee is disabled and is unable to effectively and competently perform his duties in accordance with this Agreement.

(2) In the event Employer otherwise terminates Employee’s employment hereunder without cause, for any reason not set forth in Section 16(b)(1) above or for no reason,  Employee’s sole remedy hereunder shall be the payment of the additional severance compensation provided in Section 16(d) below.

(c)

Voluntary Resignation by Employee.  Employee may voluntarily resign his employment with Employer upon no less than 60 days' prior written notice to Employer.

(d)

Treatment of Compensation.  If the employment of Employee hereunder terminates with or without Cause under Sections 16(a) or (b) hereof, then from and after the date of termination of employment, Employee shall be entitled to receive no further salary or other compensation from Employer; except that, if Employee is terminated without cause under Section 16(b) above, he shall be entitled to receive payment for any compensation, including bonuses, earned and accrued through his termination date and, if such termination without cause is effected under Section 16(b)(2) above, Employee shall also receive, as his sole remedy under this Agreement, the following severance payments: (i) if termination occurs within the first year of this Agreement, Employee shall receive three months base salary; (ii) if termination occurs during the second year of this Agreement, Employee shall receive two months base salary; (iii) if termination occurs during the third year of this Agreement, Employee shall receive one months base salary. With respect to a termination by resignation under Section 16(c) above, Employer may elect to pay compensation accruing during the notice period, or any portion thereof rather than continuing Employee's employment during such period or portion thereof. Notwithstanding any other provision of this Agreement, Employee shall be not be entitled to any other compensation with respect to termination not specifically provided for in this Section 16(d).  Notwithstanding any other provision of this Agreement, Employee shall be entitled to receive the compensation specified herein for so long as the deferred purchase price promissory note specified in that certain Stock Purchase Agreement between Jim and Linda McGee and AIMS Worldwide, Inc. dated July 10, 2006 is unpaid but not beyond the due date for such promissory note. In addition, in the event Employee is terminated after payment of said promissory note Employee shall be entitled to receive severance pay as follows: 2007 – 3 months base salary; 2008 – 2 months base salary; 2009 -1 months base salary.

17.

Notices.   All notices, consents, and other communications to and between the parties shall be in writing and shall be deemed to have been given, delivered, or made when sent or mailed by registered or certified mail, postage prepaid, and return receipt requested addressed to Employer at its principal offices, and to Employee at his residence as shown on the records of Employer.

18.

Dispute Resolution and Enforcement.

(a)

Intention of Parties.  The parties intend and desire to resolve any and all claims, controversies, disputes, remedies, rights, benefits, and causes of action that may arise between them under this Agreement expeditiously and economically. In order to accomplish this goal, the parties agree to the following dispute resolution provisions which, except as otherwise noted below, shall control resolution of any and all claims, controversies, disputes, remedies, rights, benefits, and causes of action that may arise between them relating in any manner to this Agreement, the relationship between Employer and Employee, and any course of conduct between Employer and Employee.

(b)

Mandatory Final Binding Arbitration.  Except as specifically and narrowly excluded below, any and all claims, controversies, disputes, rights, benefits, and causes of action or any portion thereof seeking monetary damages or monetary relief arising out of or relating to this Agreement, the relationship between Employer and Employee, and any course of conduct between Employer and Employee, shall be submitted to mandatory, final, and binding arbitration pursuant to Virginia's Uniform Arbitration Act (Va. Code § 8.01-581.01 et seq.) and the Federal Arbitration Act (9 U.S.C. § 1 et seq.). Employer and Employee agree to use, on an exclusive basis, one arbitrator who is affiliated with the American Arbitration Association, located in Fairfax County, Virginia.

(i)

Arbitration Time Limits and Procedures.  The party electing arbitration shall give written notice of any claim to the other party within ___ months of the date the aggrieved party first knew or should have known of the facts giving rise to the claim; otherwise, the claim shall be void and deemed waived and released. The written notice shall describe the nature of claims asserted and the facts upon which those claims are based and shall be sent to the other party in accordance with Section 17 of this Agreement. Arbitration proceedings shall take place in Fairfax County, Virginia unless an alternative location is chosen by the mutual written agreement of the parties.

(ii)

Arbitration Rules.  Except as in conflict with this Agreement, the arbitration proceeding will be conducted under the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall have the authority to allow for appropriate discovery and for an exchange of information and documents before a hearing on the merits, including but not limited to, production of documents, information requests, depositions, and subpoenas ("Discovery"). Prompt disposal of any dispute is important to the parties, and the parties therefore agree that the resolution of any dispute shall be conducted expeditiously as follows. After the arbitrator has been selected, all Discovery shall be conducted and concluded not later than 60days thereafter. The arbitration hearing shall commence not later than 30 days after Discovery concludes. The arbitrator shall render a written decision and make an award within 15 days after the close of the arbitration hearing or at any later time on which the parties may agree in writing. The arbitrator's award, which shall be made in writing, shall be signed and dated by the arbitrator and shall contain the arbitrator's express findings of fact and conclusions of law that form the basis of the decision. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The award may be vacated or modified only on the grounds specified in the Virginia Uniform Arbitration Act or the Federal Arbitration Act, as applicable.

(iii)

Arbitration Expenses and Costs.  The parties agree to share equally all administrative fees and the arbitrator's fees and expenses. All other costs and expenses associated with the arbitration, including without limitation, attorney fees and related costs, shall be borne by the party incurring the expense.

(iv)

Claims Covered by Arbitration.  Employer and Employee intend for the arbitrability provisions herein to be read as "all inclusive" except for the narrow and specific claims specifically excepted below. Covered claims shall include, without limitation, all disputes and controversies concerning the arbitrability of a particular matter, breach of any contract, tort claims, claims for discrimination (including but not limited to discrimination based on sex, pregnancy, race, national or ethnic origin, age, religion, creed, marital status, sexual orientation, mental or physical disability, or medical condition or other characteristics protected by statute), claims for wrongful discharge, and claims for violation of any federal, state, or other governmental law, statute, regulation, or ordinance, and whether based on statute or common law.

(v)

Claims Not Covered by Arbitration.  Employer and Employee exclude from final, mandatory, and binding arbitration only the specific matters set forth below: (i) Employee's claims for workers' compensation benefits, pension benefits, or medical benefits; (ii) Employee's claims for unemployment compensation benefits from a state agency; and (iii) Employer's enforcement of its rights under Sections 5 through 11 of this Agreement, or other claims for equitable relief, such as injunctive relief.

19.

Consent to Jurisdiction.  Employer and Employee hereby consent to the jurisdiction of the courts of the County of Fairfax in the Commonwealth of Virginia and of the United States District Court for the Eastern District of Virginia, Alexandria Division, (to the extent such court has subject matter jurisdiction) in connection with any action, suit, or other proceeding in connection with, arising out of, or relating to this Agreement, and agree not to assert in any such action, suit, or proceeding lack of personal jurisdiction, that the action, suit, or proceeding is brought in an inconvenient forum, or that venue of the action, suit, or proceeding is improper.

20.

Waiver of Trial by Jury.  Employer AND Employee EACH HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS THAT THEY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (ORAL OR WRITTEN), OR ACTIONS OF Employer OR Employee. THIS PROVISION IS A MATERIAL INDUCEMENT FOR Employer AND Employee TO ENTER INTO THIS AGREEMENT.

21.

Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties and their assigns and successors in title or interest; provided, however, that nothing herein shall be construed to permit Employee to assign, in whole or in part, any right, duty, or obligation under this Agreement without the prior written consent of Employer, which consent Employer may withhold in its sole discretion.

22.

Further Assurances.  Each party hereby covenants and agrees to sign, execute, and deliver, or cause to be signed, executed, and delivered, and to do or make, or cause to be done or made, upon the request of the other party, any and all agreements, instruments, papers, deeds, acts, or things, supplemental, confirmatory, or otherwise, as may be reasonably required by such other party for the purpose of facilitating the performance of the terms of this Agreement.

23.

Prior Agreements.  This Agreement sets forth all of the promises, agreements, conditions, and understandings between the parties respecting the subject matter hereof and supersedes all prior and contemporaneous negotiations, conversations, discussions, correspondence, memoranda, and agreements between the parties concerning such subject matter.

24.

Waivers.  Any waiver or consent from Employer with respect to any term or provision of this Agreement or any other aspect of Employee's conduct or employment shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed (regardless of the frequency given) to be a further or continuing waiver or consent. The failure or delay of Employer at any time or times to require performance of, or to exercise any of its powers, rights, or remedies with respect to any term or provision of this Agreement or any other aspect of Employee's conduct or employment in no manner (except as otherwise expressly provided herein) shall affect Employer's right at a later time to enforce any such term or provision.

25.

Modification.  No provision of this Agreement, including any provision of this Section, may be modified, deleted, or amended in any manner except by a written agreement executed by the parties.

26.

Terms of Convenience.  Captions and headings are used in this Agreement for convenience only and shall not be construed to affect the meaning of this Agreement. The use of the singular herein may also refer to the plural, and vice versa, and use of a specific gender shall include all other genders.

27.

Applicable Law.  This Agreement shall be interpreted and enforced in accordance with the laws of the Commonwealth of Virginia, without regard to any conflicts of law provisions or principles to the contrary.

28.

Severable Provisions.  All provisions in this Agreement are severable and each valid and enforceable provision shall remain in effect and shall be binding upon the parties, notwithstanding any determination that is binding upon, or legally enforceable against, the parties and that renders certain provision(s) of this Agreement invalid or unenforceable.

29.

Construction.  This Agreement has been fully negotiated by and between the parties and shall be construed as if both parties had an equal responsibility in the drafting hereof.

30.

Voluntary Execution.  Before execution of this Agreement, Employer and Employee each had the opportunity to seek and receive the advice of independent legal counsel with respect to the ramifications and effect of the transactions contemplated hereby, and they freely and voluntarily enter into this Agreement.

31.

Employee Acknowledgments.  Employee hereby acknowledges and warrants:

(a)

that Employee has read this Agreement in its entirety and understands each provision of this Agreement;

(b)

that each provision of this Agreement is both reasonable and necessary for the formation and protection of the employment relationship created hereunder;

(c)

following the termination or expiration of Employee's employment with Employer, Employee will be able to earn a livelihood by engaging in activities that will not violate any provision hereof.

32.

Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

[THE SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the first date written above.

Employer:

Target America, Inc., a Virginia corporation

By: ________________________

Name: _____________________

Title: _______________________

Employee:

___________________________________

James F. McGee, Individually

ADDENDUM I TO EMPLOYMENT AGREEMENT

The Employee acknowledges and understands that while AIMS Worldwide, Inc. (“AIMS”) the parent company of the Company, intends to independently design, develop and present to AIMS board of directors and/or retain an independent compensation consulting company including but not necessarily limited to: Merrill Lynch, Inc., Global Private Client Group, to assist with the creation of a new compensation and executive fringe benefit plan for each of its subsidiaries and affiliated companies including, without limitation, the Company, as of the date of this Agreement no such program has been undertaken or any plan adopted.  The Employee further understands, acknowledges and agrees that (i) any compensation plan adopted by AIMS and/or any of its subsidiaries and/or affiliated companies, including, without limitation, the Company may include any one, or a combination of compensation benefits including, among others, base salary, bonuses, performance bonuses, incentives, stock options and/or other related benefits, and (ii) it is in the best interest of AIMS, its subsidiaries and affiliates, including, without limitation, the Company, and the Employee and all interested parties to adopt  anticipated compensation plan(s) once it is approved by AIMS board of directors.

The Employee further acknowledges and agrees that once adopted, any and all terms of the AIMS compensation plan shall supersede any and all relevant portions of this Agreement relating to compensation for any and all duties, responsibilities and services performed by the Employee on behalf of the Company or AIMS, including without limitation, Sections 3 and 4 hereto.  However, under no condition will the AIMS compensation program, benefits, and package reduce base salary compensation or current company benefits and incentive programs described here in Section 3.

Schedule A

Bonus – HelpMe Nora

Employee shall receive an annual bonus, payable in cash within thirty days after the AIMS audited financial statements are reported to the Securities Exchange Commission. The bonus amount shall be equal to 10% of the “net income” before income taxes of the “Help Me Nora” product and services business conducted by Employer. Net income shall be determined for this purpose in accordance with generally accepted accounting principles, consistently applied, as if the Help Me Nora business was a separate subsidiary of the Employer.  In addition, in the event the “Help me Nora” product is sold to a third party, Employee shall be entitled to receive 25% of the gross sales proceeds received by the Company for said “Help Me Nora” product.  Said ‘help Me Nora” bonus shall be payable within 10 business days after receipt of said sale proceeds by the Company.  Notwithstanding any other provision of this Agreement, Employee shall continue to be entitled to the 10% “Help Me Nora” bonus amount for so long as the stock of Employer is owned by AIMS Worldwide, Inc., even though Employee may no longer be employed by Employer and Employee shall be entitled to the 25% bonus even though Employee may no longer be employed by Employer.

Schedule B